Exhibit 99.1

Commerce Union Bank and Reliant Bank Shareholders Approve Merger

Merger Expected to be Completed April 1, 2015

Brentwood and Springfield, Tennessee (March 13, 2015) — Commerce Union Bancshares, Inc. (OTCQB: CUBN) (“Commerce Union”) and Reliant Bank (“Reliant”) today announced that shareholders have approved the proposed merger of Commerce Union and Reliant. Commerce Union shareholders also approved the proposed Amended and Restated Stock Option Plan. The merger is expected to be completed effective April 1, 2015, creating a bank with approximately $747 million in total assets and $572 million in deposits as of December 31, 2014.

“We are pleased to announce that shareholders of Commerce Union and Reliant approved the merger transaction,” stated William R. (Ron) DeBerry, Chairman and CEO of Commerce Union. “We are excited about combining our team members, branches and resources to expand our banking and mortgage services in middle Tennessee. We expect the merger to be effective April 1, 2015, creating a much larger bank and network to serve our customers.”

“We look forward to extending our exceptional customer service and strong commitment to the communities that we serve in Davidson, Robertson, Sumner, Williamson and Rutherford counties,” noted DeVan Ard, President and Chief Executive Officer of Reliant Bank. “Our combined operations will include seven full service branches and two loan production offices in these growth markets. We expect to deliver high quality products and services following the merger without any interruption in service to our customers.”

Following the completion of the merger, the combined company will operate under the name Commerce Union Bancshares, Inc., and its headquarters will be relocated to Brentwood, Tennessee. Commerce Union Bancshares has applied to list its common stock on The NASDAQ Stock Market under the stock symbol “CUBN” in connection with the merger.

As previously announced, Commerce Union’s William R. (Ron) DeBerry will serve as Chairman and Chief Executive Officer of Commerce Union Bancshares, Inc. and Reliant’s DeVan D. Ard, Jr. will serve as President of Commerce Union Bancshares, Inc. and President and Chief Executive Officer of the combined bank.

Contacts:

DeVan Ard, President and Chief Executive Officer, Reliant Bank (615.221.2020) Ron DeBerry, Chairman and Chief Executive Officer, Commerce Union Bancshares, Inc. (615.433.7200)

About Commerce Union Bancshares, Inc. and Commerce Union Bank

Commerce Union Bank is a full-service commercial bank that offers a variety of deposit and lending products and services to business and consumer customers located in Robertson, Sumner, Davidson and Rutherford Counties, Tennessee. The bank opened in August 2006 with a single office located at 701 South Main Street in Springfield, Tennessee. Since that time, the bank has expanded its presence in the Middle Tennessee area through the opening of two additional branches in Sumner County and loan/deposit production offices in Davidson and Rutherford Counties. Commerce Union Bancshares, Inc. is a bank holding company registered with the Board of Governors of the Federal Reserve System that owns 100% of the issued and outstanding capital stock of Commerce Union Bank. The Company’s stock is traded on the Over-the-Counter Bulletin Board quotation system under the symbol “CUBN.” For additional information, locations and hours of operation, please visit www.commerceunionbank.com or call 615.384.3357.

About Reliant Bank

Reliant Bank is a locally owned community bank that offers a full range of banking products and services to business and individual customers in Williamson and Davidson Counties. Based in Brentwood, Tenn., the bank began operations in January 2006 as the first new bank chartered in Williamson County in five years. Reliant’s main office is located at 1736 Carothers Parkway in Brentwood. For additional information, locations and hours of operation, please visit www.reliantbank.com or call 615.221.2020.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshare’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including those related to the completion of the proposed merger. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the joint Form S-4 and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.